SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                  July 6, 2001


                           ONE WORLD ONLINE.COM, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     ------
                 (State or other jurisdiction of incorporation)

                  0-31771                                  87-0411771
                  -------                                  ----------
         (Commission file number)              (IRS employer identification no.)

   4778 North 300 West, Suite 200, Provo, Utah                84604
   -------------------------------------------                -----
   (Address of principal executive offices)                 (Zip code)

                                 (801) 852-3540
                                 --------------
              (Registrant's telephone number, including area code)


                   This document contains a total of 2 pages.

Item 9. Regulation FD Disclosure.

         One World Online.com, Inc. (the "Company") has stated that it is in need of immediate funds to continue operations. The Company had internally projected that its sales for the month of June would be significantly higher than what the preliminary results for June indicate. For example, based on commitments from its independent distributors the Company anticipated that at least 400 Fast Start packages would be sold in June; however, preliminary results indicate that barely half that number were sold during June.

         Because revenues have been less than anticipated and the Company has been unsuccessful in raising funds to continue operations at the current level, the Company's subsidiaries are today laying-off over seventy percent (70%) of their combined work force. The Company is still assessing its strategic alternatives and the impact of these cuts on its ongoing operations and the Company's ability to continue as a going concern. There can be no assurance that the Company's cost cutting efforts will allow the Company to continue as a going concern or that the Company will be able to maintain continuing operations and function with the reduced work force.

         The Company has no commitments with respect to additional financing and there can be no assurance that additional financing will be available on commercially reasonable terms or at all. Any inability to obtain additional financing in the immediate future will have a material adverse effect on the Company, including possibly requiring the Company to cease operations.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONE WORLD ONLINE.COM, INC.




Date: July 6, 2001                          By   /s/ David N. Nemelka
                                                ------------------------------
                                                 David N. Nemelka
                                                 President, Chief Executive
                                                 Officer and Director

                                       2